SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DIGITAL POWER CORPORATION
(Name of Registrant as Specified In Its Charter)

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DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA 94538
(510) 657-2635

October 8, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Digital Power Corporation to be held at 10:00 a.m. Pacific Time, on Monday, November 17, 2008, at our corporate offices located at 41324 Christy Street, Fremont, California 94538.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by completing and returning the enclosed proxy card in the postage pre-paid envelope provided to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the annual meeting regardless of whether or not you attend in person.

We look forward to seeing you at the annual meeting.

/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

Fremont, California

DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA 94538
(510) 657-2635

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 17, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Digital Power Corporation, a California corporation, will be held at our corporate headquarters, located at 41324 Christy Street, Fremont, California 94538, on Monday, November 17, 2008, at 10:00 a.m. Pacific Time, for the purpose of considering and acting on the following:

1. To elect our Board of Directors, consisting of five directors, each to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2009; and

3. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof is September 22, 2008. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our principal executive offices for a period of ten days before the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by mailing a completed proxy card. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors

/s/ Uri Friedlander
Uri Friedlander
Corporate Secretary

October 8, 2008
Fremont, California

DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA 94538
(510) 657-2635

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to you in connection with our 2008 Annual Meeting of Shareholders to be held on Monday, November 17, 2008 at 10:00 a.m. Pacific Time, at our corporate headquarters located at 41324 Christy Street, Fremont, California 94538 and at any adjournment thereof. The matters to be considered and acted upon are (i) the election of our Board of Directors, consisting of five directors, to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified; (ii) ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the year ending December 31, 2009; and (iii) such other business as may properly come before the annual meeting.

We use several abbreviations in this proxy statement. All references in this proxy statement to “we,” “us,” “our,” “Digital Power” or “the Company” shall mean Digital Power Corporation. The enclosed proxy is solicited on behalf of the Board of Directors of Digital Power and is revocable by you at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with your instructions, if any. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including audited financial statements, is included in this mailing. Such Annual Report and financial statements are not a part of this proxy statement.

This proxy statement was first mailed to shareholders on October 8, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the 2008 Annual Meeting of Shareholders?

The purpose of the annual meeting is to allow you to vote on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of the Board of Directors, and ratifying the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2009.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, September 22, 2008 (the “Record Date”), are entitled to vote at the annual meeting, or any postponements or adjournments of the annual meeting.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR each of the proposals.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card(s) in person.

If your shares are held by your broker or bank, in “street name”, then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, then your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

Yes. You have the right to revoke your proxy at any time before the annual meeting by notifying our Corporate Secretary in writing at Digital Power Corporation, 41324 Christy Street, Fremont, California 94538, voting in person, or returning a proxy card with a later date. If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Who will count the vote?

Our Corporate Secretary will count the votes and act as the inspector of election. Our transfer agent, Computershare Transfer & Trust, is the transfer agent for our common stock. Computershare Transfer & Trust will tally the proxies and provide this information at the time of the annual meeting.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered under the same name and address whenever possible. You can accomplish this by contacting our transfer agent, Computershare Transfer & Trust, located at 350 Indiana Street, Suite 800, Golden, Colorado 80401, phone (303) 986-5400, fax (303) 986-2444, or, if your shares are held by your broker or bank in “street name”, then by contacting the broker or bank who holds your shares.

How many shares can vote?

Only shares of common stock may vote. As of the Record Date, there were 6,615,708 shares of common stock issued and outstanding.

Each share of common stock is entitled to one vote at the annual meeting, except with respect to the election of directors. In elections of directors, California law provides that a shareholder, or his or her proxy, may cumulate votes; that is, each shareholder has that number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. Our designated proxy holders have discretionary authority to cumulate votes represented by the proxies received in the election of directors. These proxy holders intend to vote all proxies received by them in such manner that will assure the election of as many of the nominees described under “Proposal No. 1 - Election of Board of Directors” as possible.

What is a “quorum”?

A “quorum” is a majority of the outstanding shares entitled to vote. A quorum may be present in person or represented by proxy to transact business at the annual meeting. For the purposes of determining a quorum, shares held by brokers or nominees for whom we receive a signed proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter, or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What is required to approve each proposal?

For the election of the Board of Directors, once a quorum has been established, the nominees for director who have received the most votes will become directors. Holders owning a majority of the shares present or represented and entitled to vote at the annual meeting must approve the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2009.

If a broker indicates on his or her proxy that he or she does not have discretionary authority to vote on a particular matter, then the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

How will we solicit proxies?

We will distribute the proxy materials and solicit votes. We will also bear the cost of soliciting proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the meeting, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareholders. Proxies may also be solicited by our directors, officers, and employees, without additional compensation, in person, by telephone, or by facsimile.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

General

Our bylaws permit our Board of Directors to fix by resolution the number of authorized directors, with a minimum of five directors and a maximum of nine directors. Our Board has fixed the authorized number of directors at five. The term of office for the directors elected at this meeting will expire at the 2009 Annual Meeting of Shareholders or until a director's earlier death, resignation, or removal. As of the date of this proxy statement, our directors are Messrs. Ben-Zion Diamant, Yeheskel Manea, Benjamin Kiryati, Israel Levi and Amos Kohn.

Based on the recommendation of the Nominating and Governance Committee, our Board of Directors has approved the nomination of Ben-Zion Diamant, Amos Kohn, Yeheskel Manea, Israel Levi and Terry Steinberg for election as directors at the 2008 annual meeting. Benjamin Kiryati is not standing for re-election. Following is information concerning these nominees, including information as to each nominee’s age and business experience as of the Record Date. Unless otherwise instructed, our designated proxy holders will vote the proxies received by them for the five nominees named below. If any of our nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. Each nominee has agreed to serve as a director, if elected.

Nominees for the Board of Directors

Ben-Zion Diamant, 58, has served as a member of our Board of Directors and has been our Chairman of the Board since 2001. From March 2008 through July 2008, he served as our interim President and Chief Executive Officer. He has served as CEO of Telkoor Telecom Ltd. since August 2008; from 1994 to July 2008 he served as Chairman of the Board of Telkoor Telecom Ltd. From 1992 to 1994, he was a partner and business development manager of Phascom, and from 1989 to 1992 he was a partner and manager of Rotel Communication. He earned his B.A. in Political Science from Bar-Ilan University.

Amos Kohn, 48, has served as a member of our Board of Directors since 2003. He has served as our President and Chief Executive Officer since June 2008. Mr. Kohn is an executive level manager with more than 20 years experience in convergence technology development, business management, corporate operations and product management for diverse industries including telecommunications, cable television, broadcast and wireless platform solutions. Since 2003, he has been the CEO of TechLead, a company specializing in professional services and consulting services to telecommunications, cable television, broadcast, OTT, CDN and wireless industries. From 2006 to 2007, Mr. Kohn served as Vice President of Business Development at Scopus Video Networks, Inc. a high-tech company located in Princeton, New Jersey that develops, markets and supports digital video networking products. From 2003 to 2006, he was Senior Vice President of Solutions Engineering at ICTV Inc., a high-tech company located in Los Gatos, California, and a leading provider of network-based streaming media technology solutions of digital video streaming and web-driven programming. From 2000 to 2003, Mr. Kohn was the Chief Architect of Liberate Technologies, a high-tech software company specializing in telecommunications technologies of advanced media processing located in San Carlos, California. From 1989 to 2000, Mr. Kohn was a Senior Vice President of Engineering & Technology of Golden Channel, the largest cable television Multiple-Systems Operator (MSO) in Israel, with executive responsibility to develop and implement from the ground-up the entire nationwide cable TV system. Mr. Kohn holds a degree in Electrical and Electronics Engineering and is named as an inventor of several US and international patents.

Israel Levi, 68, has served as a member of our Board of Directors since July 2008. From 1989 to 2007, Mr. Levi served as an officer and held senior management positions , including Senior Vice President of Worldwide Operations and Quality, Senior Vice President of Systems and Technology and Senior Vice President of Research & Development, with Harmonic, Inc., a Sunnyvale, California-based provider of video delivery solutions to cable, satellite, telco, terrestrial and wireless operators worldwide. Mr. Levi led numerous industry first product and technology developments applied to analog/digital video and data transmission over HFC (hybrid fiber coax) networks. Among them are the first Fiber Node, the first DWDM (Dense Wavelength Division Multiplexing) SCM (Sub Carrier Multiplexed) Transmitter and Digitized Return Path Transceiver, all of which gained wide industry acceptance and helped build the broadband infrastructure for transmission of voice, video and data over cable. Mr. Levi holds a Masters Degree in Electrical Engineering and is named as an inventor on five patents.

Yeheskel Manea, 63, has served as a member of our Board of Directors since 2002. Since 1996, he has been a Branch Manager of Bank Hapoalim, one of the leading banks in Israel. Mr. Manea has been employed with Bank Hapoalim since 1972. He holds a B.A. in Economy and Business Administration from Ferris College, University of Michigan.

Terry Steinberg, 53, is a first-time nominee to serve as a member of our Board of Directors. Mr. Steinberg has extensive experience in high growth enterprises, directing expansion efforts organically as well as through mergers and acquisitions, with significant international expertise. Since 2003, Mr. Steinberg has served as Executive Vice President of Provengo, LLC, an Oceanside, New York - based company focusing on synchronizing and streamlining the procurement process for its Department of Defense customers. He was the Executive Vice President of SpiderFuel, Inc., an e-business enablement software company located in New York, from 2001 to 2003, where he designed and implemented business development and roll-up acquisition strategies. From 1999 to 2001, he served as Executive Vice President and then President of FotoLinks, LLC, an online photo-sharing, e-commerce based website company in New York, where he directed the company’s business development and financings, including the acquisition of a digital imaging software developer and value-added reseller. Mr. Steinberg was President and CEO of PC Etcetera, Inc. (later merged with Sivan, an Israeli-based high tech vocational training company and renamed “Mentortech, Inc.”), an international provider of high quality personal computer training services to Fortune 1000 companies, from 1985 to 1999. He received a Bachelors of Science Degree in Applied Mathematics/Computer Science and an MBA - Finance from McGill University.

Family Relationships

Two of Mr. Manea's children are married to two of Mr. Diamant's children. Mr. Diamant’s son, Ran Diamant, who is also Mr. Menea’s son-in-law, serves as the Corporate Secretary and Controller of Telkoor Power Supplies Ltd., a key supplier to Digital Power and a wholly-owned subsidiary of our largest shareholder, Telkoor Telecom Ltd. Other than those relationships, there are no family relationships among any of our directors or executive officers.

Vote Required and Recommendation of the Board

Directors are elected by the affirmative vote of the holders of a plurality of shares present or represented and entitled to vote thereon at the annual meeting.

The Board of Directors recommends that shareholders vote FOR each of the nominees listed above.

Board Meetings and Committees

As of the date of this proxy statement, our Board of Directors is composed of five members and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Governance Committee. The membership and the function of each of the committees are described below. Our Board may from time to time establish a new committee or dissolve an existing committee depending on the circumstances. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee can be found on our website at www.digipwr.com.

Our Board of Directors held six meetings during the year ended December 31, 2007. In that year, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating and Governance Committee held no meetings; the nomination of candidates for the Board of Directors for the 2007 Annual Meeting of Shareholders was performed by a majority of the independent members of the Board. During the year ended December 31, 2007, Mr. Kiryati attended four of the six Board meetings. All other directors attended at least 75% of the meetings of the Board and 75% of the meetings, if any, of the Board committees upon which they served. We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Two of our five directors attended our 2007 Annual Meeting of Shareholders.

Audit Committee

Messrs. Manea, Kiryati and Levi currently comprise the Audit Committee of our Board of Directors. Mr. Kohn was a member of and the Chair of this Committee until June 2008, when he was appointed to serve as our President and Chief Executive Officer. Mr. Levi took Mr. Kohn’s place on the Audit Committee. The Board has nominated Mr. Steinberg to serve as a member of the Audit Committee, effective upon and subject to his election to the Board. Our Board has determined that each of the current members of the Audit Committee, as well as Mr. Steinberg, satisfies the requirements for independence and financial literacy under the standards of the SEC and AMEX. Our Board has also determined that Mr. Manea qualifies as an “audit committee financial expert” as defined in SEC regulations and satisfies the financial sophistication requirements set forth in the AMEX Rules.

The Audit Committee is responsible for, among other things selecting and hiring our independent auditors, and approving the audit and pre-approving any non-audit services to be performed by our independent auditors; reviewing the scope of the annual audit undertaken by our independent auditors and the progress and results of their work; reviewing our financial statements, internal accounting and auditing procedures, and corporate programs to ensure compliance with applicable laws; and reviewing the services performed by our independent auditor to determine if the services rendered are compatible with maintaining the independent auditors’ impartial opinion.

Compensation Committee

Messrs. Manea, Kiryati and Levi currently comprise the Compensation Committee of our Board of Directors. Mr. Kohn was a member of and the Chair of this Committee until June 2008, when he was appointed to serve as our President and Chief Executive Officer. Mr. Levi took Mr. Kohn’s place on the Compensation Committee. The Board has nominated Mr. Steinberg to serve as a member of the Compensation Committee, effective upon and subject to his election to the Board. Our Board has determined that each of the current members of the Compensation Committee, as well as Mr. Steinberg, meets the requirements for independence under the standards of the SEC and AMEX.

The Compensation Committee is responsible for, among other things reviewing and approving executive compensation policies and practices; reviewing and approving salaries, bonuses and other benefits paid to our officers, including our Chief Executive Officer and Chief Financial Officer; and administering our stock option plans and other benefit plans.

Nominating and Governance Committee

Messrs. Manea and Levi currently comprise the Nominating and Governance Committee of our Board of Directors. Mr. Kohn was a member of and the Chair of this Committee until June 2008, when he was appointed to serve as our President and Chief Executive Officer. Mr. Levi took Mr. Kohn’s place on the Nominating and Governance Committee. The Board has nominated Mr. Steinberg to serve as a member of the Nominating and Governance Committee, effective upon and subject to his election to the Board. Our Board has determined that each of the current members of the Nominating and Governance Committee, as well as Mr. Steinberg, meets the requirements for independence under the standards of the SEC and AMEX.

The Nominating and Governance Committee is responsible for, among other things assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the Board; developing and recommending governance principles applicable to our Board; overseeing the evaluation of our Board and management; and recommending potential members for each Board committee to our Board.

Board candidates are considered according to various criteria such as their broad-based business and professional skills, experiences, personal integrity and judgment, global business and social perspective, and concern for the long-term interests of our shareholders. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the power-supply industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Consideration of Director Nominees

You may propose director candidates for consideration by the Nominating and Governance Committee. Any such recommendations must comply with our bylaws and should include the nominee’s name and qualifications for Board membership. The recommendation should be directed to the Corporate Secretary, c/o Digital Power Corporation, 41324 Christy Street, Fremont, California 94538.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or person performing similar functions. The Code of Ethical Conduct for Financial Managers is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. The full text of our Code of Ethical Conduct for Financial Managers is published on our website at www.digipwr.com.

Director Independence

Our Board of Directors has undertaken a review of the independence of each director and director nominee and has determined that Messrs. Manea, Kiryati and Steinberg are independent, and that each director who serves on each of its committees is independent, as such term is defined by standards of the SEC and AMEX. Messrs. Diamant and Kohn do not meet the independence standards above because they are or were within the past three years employees and executive officers of Digital Power.

Director Compensation

Independent directors receive $10,000 annually for serving on the Board of Directors. The director designated by the Board as the Audit Committee financial expert receives an additional annual fee of $5,000 for serving as the financial expert.

Upon joining our Board of Directors, each independent director also receives a grant of an option under our 2002 Stock Option Plan to purchase 10,000 shares of our common stock. In addition, subject to Board approval, each independent director may be granted, on an annual basis, an option to purchase an additional 10,000 shares of our common stock. Options vest over a four-year period, 25% per year. Each option has an exercise price equal to the fair market value of our common stock on the grant date and a maximum term of ten years, subject to earlier termination upon the cessation of service as a director.

The table below sets forth, for each non-employee director, the total amount of compensation related to his service during the year ended December 31, 2007:

Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Amos Kohn (2)	10,000	-	2,012	-	-	-	12,012
Ben-Zion Diamant	-	-	-	-	-	-	-
Yeheskel Manea	15,000	-	2,012	-	-	-	17,012
Benjamin Kiryati	10,000	-	682	-	-	-	10,682

(1) Mr. Jonathan Wax, who served as our President and Chief Executive Officer during 2007, is not included in this table. His compensation is shown in the Summary Compensation Table for 2007 on page 14 of this proxy statement. In March 2008, Mr. Wax resigned from our Board of Directors and as our President and Chief Executive Officer.

(2) Mr. Kohn became our President and CEO in June 2008.

Communications with the Board of Directors

If you wish to communicate with our Board of Directors or any Board committee or any member of the Board, please send a letter using the contact information provided below. Our Corporate Secretary will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

Write to the Board of Directors at:

Digital Power Corporation
41324 Christy Street
Fremont, CA 94538
Attention: Corporate Secretary

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

General

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Shareholder ratification of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of E&Y as our independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2009. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of Digital Power and our shareholders. We do not expect a representative of E&Y to be present at the annual meeting or otherwise be available to make a statement or respond to questions.

E&Y also serves as the independent auditors of Telkoor Telecom Ltd., our largest shareholder. The auditing of our financial statements and Telkoor Telecom Ltd.’s financial statements are handled by separate teams within E&Y.

Fees and Services

The following table shows the aggregate fees billed to us for professional services by E&Y for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees	$123,000	$107,980
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-
Total	$123,000	$107,980

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our financial statements for the fiscal years ended December 31, 2007 and 2006, for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during fiscal 2007 and 2006, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

The Audit Committee’s policy is to pre-approve all services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent auditors are required to report periodically to the Audit Committee regarding the extent of services they provide in accordance with such pre-approval.

Vote Required and Recommendation of the Board

The ratification of the appointment of E&Y requires the affirmative vote of the holders of a majority of shares present or represented and entitled to vote thereon at the annual meeting.

The Board of Directors recommends that shareholders vote FOR the ratification of appointment of the independent auditors.

REPORT OF THE AUDIT COMMITTEE

In accordance with Securities and Exchange Commission regulations, this Audit Committee report is not deemed to be filed with the SEC.

The Audit Committee oversees the financial reporting process for Digital Power on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviews Digital Power’s internal accounting procedures, consults with, and reviews the services provided by Digital Power’s independent auditors, and makes recommendations to the Board regarding the appointment of independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Digital Power and its management. The independent auditors provided the written disclosures and the letter required by Independence Standards Board Standard No. 1.

The Audit Committee has also met and discussed with Digital Power’s management, and with its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Digital Power, and the selection of the Digital Power’s independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditors’ judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors of
Digital Power Corporation

Israel Levi
Yeheskel Manea
Benjamin Kiryati

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by: (1) each of our current directors and director nominees; (2) each of the named executive officers listed in the Summary Compensation Table located below in the section titled “Executive Compensation”; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the Securities and Exchange Commission; and (4) all of our directors and executive officers as a group. As of September 22, 2008, there were 6,615,708 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 22, 2008 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge the persons named in the table have sole voting and sole investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G and Forms 3 and 4 filed with the Securities and Exchange Commission as of September 22, 2008. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Digital Power Corporation, 41324 Christy Street, Fremont, California 94538.

Beneficial owner	Shares Beneficially Owned	Percent of Class Beneficially Owned
Telkoor Telecom Ltd. 5 Giborei Israel Netanya 42293 Israel	2,897,110	43.8
Ben-Zion Diamant (1)	3,264,614	47.9
Jonathan Wax (2)	162,500	2.4
Yeheskel Manea (3)	32,500	*
Amos Kohn (4)	32,500	*
Israel Levi	0	*
Benjamin Kiryati (5)	7,500	*
Terry Steinberg	0	*
Barry W. Blank P.O. Box 32056 Phoenix, AZ 85064	634,059	9.6
All executive officers and directors as a group (six persons) (6)	3,513,364	49.7

*	Less than one percent.

(1)
Mr. Diamant serves as a director and CEO of Telkoor Telecom Ltd. Includes (i) options to purchase 200,000 shares, owned by Mr. Diamant, that are currently exercisable or exercisable within 60 days of September 22, 2008; (ii) 167,504 shares of common stock owned by the Digital Power ESOP, for which Mr. Diamant serves as trustee; and (iii) 2,897,110 shares beneficially owned by Telkoor Telecom Ltd. Mr. Diamant disclaims beneficial ownership of the shares held by Telkoor Telecom Ltd., except to the extent of his proportionate pecuniary interest therein.

(2)	Consists of options to purchase 162,500 shares of common stock, exercisable within 60 days of September 22, 2008. All of such options expired unexercised on September 30, 2008.

(3)	Consists of options to purchase 32,500 shares of common stock, exercisable within 60 days of September 22, 2008.

(4)	Consists of options to purchase 32,500 shares of common stock, exercisable within 60 days of September 22, 2008.

(5)	Consists of options to purchase 7,500 shares of common stock, exercisable within 60 days of September 22, 2008.

(6)	See Notes (1) - (5) above. Also includes options to purchase 13,750 shares of common stock held by an executive officer and exercisable within 60 days of September 22, 2008.

Section 16(A) Beneficial Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a class of our capital stock to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of these forms, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2007, except for the purchase of 5,000 shares of our common stock in October 2007 pursuant to the exercise of options by Mr. Leo Yen, our then Chief Financial Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2006 and 2007, by our (i) Chief Executive Officer, and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2007 fiscal year as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

Summary Compensation Table
	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	Other (1)	Total
Jonathan Wax,	2007	$162,323	-	-	$14,103	-	-	$19,167	$195,593
Chief Executive Officer	2006	$162,323	-	-	$4,874	-	-	$15,820	$178,143

(1)	The other compensation for Mr. Wax consists primarily of health insurance benefits, and also includes long-term and short-term disability insurance benefits.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on outstanding equity awards during the year ended December 31, 2007 to the Named Executive Officers.

Option Awards - Fiscal Year 2007
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Wax	-	-	50,000	$1.70	03/04/2017

Stock Awards - Fiscal Year 2007
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jonathan Wax	-	-	-	-

Employee Stock Ownership Plan

We adopted an Employee Stock Ownership Plan, or ESOP, in conformity with ERISA requirements. As of December 31, 2007, the ESOP owned, in the aggregate, 167,504 shares of our common stock. All eligible employees participate in the ESOP based on the employee’s level of compensation and length of service. Participation in the ESOP is subject to vesting over a six-year period. Our shares of common stock owned by the ESOP are voted by the ESOP trustees. Mr. Diamant is the current trustee of the ESOP.

Stock Option Plans

Our stock option plans currently consist of the Digital Power 2002, 1998, and 1996 Stock Option Plans (the “Plans”). The purpose of the Plans is to encourage stock ownership by employees, officers, and directors by giving them a greater personal interest in the success of the business and by providing them an added incentive to advance in their employment or service to Digital Power. The Plans provide for the grant of either incentive or non-statutory stock options. The exercise price of any stock option granted under the Plans may not be less than 100% of the fair market value of our common stock on the date of grant.

To the extent that an incentive stock option may be exercised in any given year for more than $100,000, the option will be deemed to be a non-statutory stock option. Generally, our stock option agreements permit cashless exercises where options are exercised and the underlying common stock is sold on the same day. Unless otherwise provided by the Board, an option granted under the Plans is exercisable for ten years. The Plans are administered by the Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule and other terms of the options. The Plans may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each incentive stock option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed with us. In general, no option is transferable by the optionee other than by will or by the laws of descent and distribution.

As of December 31, 2007, a total of 2,272,000 shares of our common stock were reserved for issuance under the Plans, and of this number, options to purchase 950,190 shares of common stock were issued and were outstanding at that date.

401(k) Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, which generally covers all of our full-time employees. Pursuant to the 401(k) plan, employees may make voluntary contributions to the plan up to a maximum of 6% of eligible compensation. The 401(k) plan permits, but does not require, matching contributions by Digital Power on behalf of plan participants. We match contributions at the rate of $0.25 for each $1.00 contributed, up to 6% of the base salary. We are also permitted under the plan to make discretionary contributions. The 401(k) plan is intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended. Contributions to such a qualified plan are deductible to Digital Power when made, and neither the contributions nor the income earned on those contributions is taxable to plan participants until withdrawn. All 401(k) plan contributions are credited to separate accounts maintained in trust.

Employment Agreements

Employment Agreement with Amos Kohn

We entered into an employment agreement effective June 1, 2008, with Mr. Amos Kohn, our President and Chief Executive Officer. Under this agreement, Mr. Kohn will receive an initial annual base salary of $175,000. He will also receive a stock option to purchase 50,000 shares of our common stock at a price equivalent to the fair market value of our shares on the date that the option grant is approved by the Board pursuant to our 2002 Stock Option Plan. If certain performance objectives are met and if Mr. Kohn serves continuously as our President and Chief Executive Officer through June 1, 2009, he will be granted an additional option to purchase 100,000 shares of our common stock at a price equivalent to the fair market value of our shares on the date that such option grant is approved by the Board. Mr. Kohn is eligible to participate in our standard employee group benefits.

If Mr. Kohn serves continuously as our President and Chief Executive Officer and (i) if certain performance objectives are met during 2008, his base salary during 2009 will increase to $200,000 or he will receive a bonus in the amount of $87,500; (ii) if certain performance objectives are met during 2009, he will receive a bonus equal to his then base salary times a fraction, the numerator of which is Digital Power’s gross profit for 2009 and denominator of which is Digital Power’s gross revenue for 2009; and (iii) if certain performance objectives are met during 2010, he will receive a bonus equal to his then base salary times a fraction, the numerator of which is Digital Power’s gross profit for 2010 and denominator of which is Digital Power’s gross revenue for 2010.

If on or after January 1, 2009, (i) Mr. Kohn is terminated by Digital Power without cause or (ii) a change in control of Digital Power (as defined in the agreement) occurs and Mr. Kohn resigns with good reason within six months following such change in control, Mr. Kohn would be entitled to the following benefits: four to eight months of his then base salary, depending on whether certain performance goals have been achieved; health benefits for up to four months following termination; and acceleration of one year’s worth of vesting of any outstanding stock options.

Separation Agreement with Jonathan Wax

We entered into a separation agreement and release of claims with Jonathan Wax, our former President and Chief Executive Officer. See the discussion of this agreement located below in the section titled “Certain Relationships and Related Transactions”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with Amos Kohn

We entered into an employment agreement, effective June 1, 2008, with our President and Chief Executive Officer, Amos Kohn. See the discussion of this agreement located above in the section titled “Executive Compensation - Employment Agreements”.

Separation Agreement with Jonathan Wax

We entered into a separation agreement and release of claims, effective as of February 29, 2008, with Jonathan Wax, our former President and Chief Executive Officer. Under this agreement, we are to pay Mr. Wax: (a) his base salary through the date of the agreement and any vacation pay and other cash entitlements accrued by Mr. Wax as of the date of the agreement; and (b) $165,000 (less deductions required by law) payable in four equal quarterly installments on April 1, 2008, July 1, 2008, October 1, 2008 and January 1, 2009. We will continue to pay until the earlier of (a) the date on which Mr. Wax obtains health care coverage from another employer or source or (b) one year from the date of the agreement, the same portion of the costs associated with providing group, medical, dental and vision insurance coverage to Mr. Wax as was paid by Digital Power during February 2008. If Mr. Wax dies before all of these payments have been made, we will make the remaining payments to the Wax Family Trust.

Relationship with Telkoor Power Supplies Ltd.

In the fiscal years ended December 31, 2007 and 2006, we purchased approximately $5,142,000 and $4,974,000, respectively, of products from Telkoor Power Supplies Ltd., a wholly-owned subsidiary of our largest shareholder, Telkoor Telecom Ltd. We have no written agreement for the purchase of these products, other than purchase orders that are placed in the ordinary course of business when the products are needed.

PROPOSALS OF SHAREHOLDERS

If any shareholder intends to submit a proposal to be considered for inclusion in our proxy materials in connection with our 2009 Annual Meeting of Shareholders, the proposal must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and must be delivered to Digital Power no later than , 2009. Such proposals should be delivered to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary.

Shareholder proposals to be submitted for consideration at our 2009 annual meeting but not submitted for inclusion in our proxy materials for that meeting, including shareholder nominations for candidates for election as directors, must be received by our Secretary on or before June 1, 2009 in accordance with the procedures set forth in our bylaws. However, if the date of our 2009 annual meeting is a date that is not within 30 days before or after November 17, 2009, the anniversary date of this year’s annual meeting, notice by the shareholder of a proposal must be received no later than the close of business on the later of (a) 120 days in advance of the 2009 annual meeting or (b) 10 calendar days after public announcement of the meeting date.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including audited financial statements, was mailed to the shareholders concurrently with this proxy statement, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. The Form 10-KSB and all other periodic filings made with the Securities and Exchange Commission are available at our website at www.digipwr.com.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter should properly come before the annual meeting, the persons appointed as proxy holders intend to vote the shares represented in accordance with the recommendations of the Board.

By Order of the Board of Directors

/s/ Uri Friedlander
Uri Friedlander,
Corporate Secretary
October 8, 2008

DIGITAL POWER CORPORATION
41920 Christy Street
Fremont, CA 94538
(510) 657-2635

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Amos Kohn and Uri Friedlander as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Digital Power Corporation held of record by the undersigned as of September 22, 2008, at the 2008 Annual Meeting of Shareholders to be held at the Company's headquarters located at 41324 Christy Street, Fremont, CA 94538, at 10:00 a.m. Pacific Time, on November 17, 2008, and any adjournments or postponements thereof, and hereby ratifies all that said proxies may do by virtue hereof.

PLEASE MARK YOUR VOTE IN THE BRACKET IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

Proposal 1: To elect directors to serve for the ensuing year and until their successors are elected.

Nominees
Ben-Zion Diamant	☐	FOR	☐	WITHHOLD AUTHORITY
Amos Kohn	☐	FOR	☐	WITHHOLD AUTHORITY
Israel Levi	☐	FOR	☐	WITHHOLD AUTHORITY
Yeheskel Manea	☐	FOR	☐	WITHHOLD AUTHORITY
Terry Steinberg	☐	FOR	☐	WITHHOLD AUTHORITY

Proposal 2:	To ratify the appointment of Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global as the Company’s independent auditors for the year ending December 31, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 3:	To transact such other business as may properly come before the meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

Dated: ____________________, 2008	_______________________________
Signature

_______________________________
Signature

Common Stock

Please sign exactly as name appears at left. When shares are held by joint tenants or more than one person, all owners should sign. If you cast a vote, signing as attorney, executor, administrator, trustee, or guardian, please disclose your full title and relationship with the shareholder authorizing you to do so.  If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.